Exhibit 3.1
AMENDED AND RESTATED BYLAWS OF
THE ALLSTATE CORPORATION
As Amended July 14, 2023

TABLE OF CONTENTS
Page
Article I OFFICES    1
Section 1. Registered Office; Registered Agent    1
Section 2. Other Offices    1
Article II STOCKHOLDERS    1
Section 1. Meetings of Stockholders     1
Section 2. Annual Meeting     1
Section 3. Notice of Annual Meetings     1
Section 4. Stockholder List     1
Section 5. Special Meetings    2
Section 6. Notice of Special Meetings    5
Section 7. Business Transacted At Special Meetings    5
Section 8. Appointment of Inspectors of Election    6
Section 9. Quorum; Adjournment    6
Section 10. Voting Power    6
Section 11. Voting; Proxies    6
Section 12. Ballots    7
Section 13. Stock Ledger    7
Section 14. Stockholder Action By Written Consent    7
Section 15. Advance Notice of Stockholder-Proposed Business at Annual Meeting    8
Section 16. Nomination of Directors; Advance Notice of Stockholder Nominations     11
Section 17. General     16
Section 18. Stockholder Proposals; Preferred Stock Election Rights      16
Section 19. Procedural Matters     16
Section 20. Proxy Access for Director Nominations     17
Article III DIRECTORS    26
Section 1. Powers    26
Section 2. Election of Directors    26
Section 3. Filling of Vacancies    27
Section 4. Resignation    27
Section 5. Meetings of the Board    27
Section 6. Annual Meetings    27
Section 7. Regular Meetings    27
Section 8. Special Meetings    27
Section 9. Notice of Meetings    27
Section 10. Lead Director    27
Section 11. Organization    28
Section 12. Quorum; Voting; Adjournment    28
Section 13. Action By Unanimous Written Consent    28
Section 14. Participation in Meetings by Conference Telephone or Other Communications
Equipment    28
Section 15. Committees of Directors    28
Section 16. Committee Members    28
Section 17. Committee Secretary    28

Section 18. Minutes of Committee Meetings    29
Section 19. Committee Meetings    29
Section 20. Executive Committee    29
Section 21. Audit Committee    29
Section 22. Compensation and Human Capital Committee    29
Section 23. Nominating, Governance and Social Responsibility Committee    30
Section 24. Compensation of Directors    30
Article IV INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS    30
Section 1. Definitions    30
Section 2. Indemnification    31
Section 3. Advances    32
Section 4. Procedures for Indemnification    32
Section 5. Indemnification – Other Entities    32
Section 6. Miscellaneous    32
Article V NOTICES    33
Section 1. Notice    33
Section 2. Waiver    33
Article VI OFFICERS    34
Section 1. General    34
Section 2. Election    34
Section 3. Other Officers and Agents    34
Section 4. Removal    34
Section 5. Chairman of the Board    34
Section 6. Chief Executive Officer    34
Section 7. President    34
Section 8. Chief Financial Officer    35
Section 9. Vice Presidents    35
Section 10. Controller    35
Section 11. Secretary    35
Section 12. Assistant Secretaries    35
Section 13. Treasurer    36
Section 14. Assistant Treasurers    36
Section 15. Appointed Officers    36
Section 16. Appointment, Removal and Term of Appointed Officers    36
Section 17. Duties of Appointed Officers    36
Article VII CERTIFICATE OF STOCK    36
Section 1. Certificates of Stock    36
Section 2. Countersigned Certificates; Signature of Former Officers, Transfer Agents or
Registrars    37
Section 3. Lost, Stolen or Destroyed Certificates    37
Section 4. Transfer of Stock    37
Section 5. Closing of Transfer Books; Record Dates    37
Section 6. Registered Stockholders    38
Section 7. Stock Subscriptions    38
Article VIII GENERAL PROVISIONS    38
Section 1. Dividends    38

Section 2. Reserves    38
Section 3. Checks    38
Section 4. Fiscal Year    38
Section 5.Seal    38
Section 6. Inspection of Books and Records    38
Section 7.Severability; Titles    39
Section 8. Writing and Signing; Electronic Transmission    39
Article IX AMENDMENTS    39
Section 1. Amendments    39

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AMENDED AND RESTATED BYLAWS OF
THE ALLSTATE CORPORATION
A Delaware Corporation
ARTICLE I
OFFICES
Section 1.    Registered Office; Registered Agent. The registered office in the State of Delaware and the name of the corporation’s registered agent at such address shall be as stated in the certificate of incorporation of The Allstate Corporation, as it may be amended.
Section 2.    Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation may determine or the business of the corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1.    Meetings of Stockholders. All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation or at such other place determined by the Board, within or without the State of Delaware, as may be set forth in the notice of call. Meetings of stockholders for any other purpose may be held at such time and place determined by the Board, within or without the State of Delaware, as shall be stated in the notice of call.
Section 2.    Annual Meeting. The annual meeting of stockholders shall be held each year at a time and place determined by the Board. At the annual meeting, the stockholders shall elect a Board and transact such other business as may properly be brought before the meeting.
Section 3.    Notice of Annual Meetings. Written notice of the annual meeting shall be given to each stockholder entitled to vote at the meeting at least ten and not more than 60 days before the date of the meeting.
Section 4.    Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.

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Section 5.    Special Meetings.
(A)    Definitions. For purposes of Section 5 of this Article II and references to Own, Owned, Owning, Ownership or Stockholder Requested Special Meetings in these bylaws, the following terms shall have the following meanings:
(i)    “Own”, “Owned”, “Owning” or “Ownership” shall mean those outstanding shares of the corporation’s common stock:
(a)    with respect to which a person has title or to which a person’s nominee, custodian or other agent has title and which such nominee, custodian or other agent is holding on behalf of such person; or
(b)    with respect to which a person (1) has purchased, or has entered into an unconditional contract, binding on both parties thereto, to purchase such shares, but has not yet received such shares, (2) owns a security convertible into or exchangeable for such shares and has tendered such security for conversion or exchange, (3) has an option to purchase or acquire, or rights or warrants to subscribe to, such shares, and has exercised such option, rights or warrants or (4) holds a securities futures contract to purchase such shares and has received notice that the position will be physically settled and is irrevocably bound to receive the underlying shares, provided, that, with respect to (a) or (b) above as applicable:
(I)    a stockholder or beneficial owner shall be deemed to Own shares only to the extent that such stockholder or beneficial owner possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares;
(II)    the number of shares Owned, directly or indirectly, by any stockholder or beneficial owner shall not include the number of shares as to which such holder does not have the right to vote or direct the vote on the matter or matters to be brought before the special stockholders meeting except as otherwise provided herein;
(III)    a stockholder or beneficial owner shall not be deemed to Own shares (1) as to which such holder or any of its affiliates has entered into any Derivative Transaction (as defined in Section 15(A)(ii) of this Article II) except as otherwise provided herein, (2) sold by the stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or (3) purchased by the stockholder or any of its affiliates pursuant to an agreement to resell;
(IV)    to the extent that any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special stockholders meeting, the determination of shares Owned

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may include the effect of aggregating the shares Owned by such affiliate or affiliates;
(V)    a stockholder Owns shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares;
(VI)    a stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the stockholder;
(VII)    a stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on five business days’ notice; and
(VIII)    whether shares constitute shares Owned shall be decided by the Board in its reasonable determination, which determination shall be conclusive and binding on the corporation and its stockholders.
(ii)    “Request Receipt Date” shall mean the first date on which unrevoked valid Special Meeting Requests made by holders of record Owning shares of common stock representing in the aggregate not less than the Requisite Percent shall have been delivered to the Secretary at the principal executive offices of the corporation.
(iii)    “Requisite Percent” shall mean 10% of all outstanding shares of common stock of the corporation which shares are determined to be Owned of record continuously for a period of at least one year prior to the Request Receipt Date by the requesting stockholder(s) delivering a Special Meeting Request to the Secretary in accordance with this Section 5.
(iv)    “Similar Item” shall mean, with respect to an item of business which is the subject of a Special Meeting Request, any identical or substantially similar item of business; provided, that the Board shall determine the existence of any Similar Items in its reasonable determination, which determination shall be conclusive and binding on the corporation and its stockholders; provided, however, that the removal of directors without electing replacements shall not be a Similar Item to the election of directors.
(v)    “Special Meeting Request” shall mean a written request by one or more stockholders of record for a special stockholders meeting.
(vi)    “Stockholder Requested Special Meeting” shall mean a special stockholders meeting called at the request of a stockholder or stockholders, by the Secretary, in accordance with Section 5(C) of this Article II.

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(B)    Calling Special Meetings. Special stockholders meetings, for any purpose or purposes, unless otherwise prescribed by the certificate of incorporation, may be called only by (i) the Chairman of the Board or (ii) solely to the extent required by Section 5(C) of this Article II, the Secretary of the corporation. The Chairman of the Board shall call a special stockholders meeting at the request in writing of a majority of the Board, which request shall state the purpose or purposes of the proposed meeting.
(C)    Calling Stockholder Requested Special Meetings. A special stockholders meeting shall be called by the Secretary upon receipt of a Special Meeting Request from stockholders of record Owning in the aggregate not less than the Requisite Percent, subject to the following:
(i)    In order for a Stockholder Requested Special Meeting to be called by the Secretary, a Special Meeting Request stating the purpose of the meeting and the matters proposed to be acted upon thereat, which Special Meeting Request is signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the meeting and Owning individually or in the aggregate the Requisite Percent, must be delivered to the Secretary at the principal executive offices of the corporation, and must include:
(a)    in the case of any nominations of persons for election to the Board at such Stockholder Requested Special Meeting, the information required by Section 16(B) and Section 17(B) of this Article II for a stockholder notice of a nomination at an annual meeting (including the completed and signed questionnaire, representation and agreement required by Section 16(E) of this Article II);
(b)    in the case of any business, other than the election of a director or directors, proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 15 and Section 17(B) of this Article II for a stockholder notice of proposed business at an annual meeting;
(c)    an agreement by the requesting stockholder(s) to notify the corporation immediately in the case of any disposition on or prior to the date of such Stockholder Requested Special Meeting of shares of common stock of the corporation Owned by such stockholder(s) and an acknowledgement by the requesting stockholder(s) and the beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made, that any reduction in the number of shares Owned by such stockholder(s) below the Requisite Percent following delivery of the Special Meeting Request shall be deemed a revocation of such Special Meeting Request;
(d)    documentary evidence that the requesting stockholder(s) Own at least the Requisite Percent as of the Request Receipt Date; provided, however, that if the requesting stockholder(s) are not the beneficial owner(s) of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the Request Receipt Date) that the beneficial owner(s) on whose behalf the Special Meeting Request is made Own the Requisite Percent as of the Request Receipt Date; and
(e)    if a record holder is not the signatory to the Special Meeting Request, documentary evidence of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder.

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In addition, the requesting stockholder(s) and the beneficial owner(s) on whose behalf the Special Meeting Request is made shall promptly provide any other information reasonably requested by the corporation.
A requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (C)(i)(c) of this Section 5), the number of shares of common stock Owned by the requesting stockholder(s) with respect to any unrevoked valid Special Meeting Request represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special stockholders meeting.
(ii)    A Special Meeting Request shall not be valid if:
(a)    the Special Meeting Request does not comply with this Section 5;
(b)    the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(c)    the Request Receipt Date is during the period commencing 90 days prior to the one-year anniversary of the date of the annual meeting of the previous year and ending on the date of the next annual meeting;
(d)    a Similar Item is included in the corporation’s notice as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called for a date within 90 days after the Request Receipt Date; or
(e)    the Special Meeting Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or other applicable law In the event that the Board determines that the requirements set forth in this Section 5 have been satisfied, the Stockholder Requested Special Meeting shall be called for a date not more than 90 days after the Request Receipt Date unless a later date is required in order to allow for the corporation to file information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act.
Section 6.    Notice of Special Meetings. Written notice of a special stockholders meeting, stating the date, time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting, at least ten and not more than 60 days before the date fixed for the meeting.
Section 7.    Business Transacted At Special Meetings. Business transacted at any special stockholders meeting shall be limited to the purposes stated in the corporation’s notice of meeting; provided, however, that business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the unrevoked valid Special Meeting Request received from stockholder(s) of record Owning shares representing in the aggregate at least the Requisite Percent and (ii) any additional matters that the Board determines to include in the corporation’s notice of the meeting. Nominations of persons for election to the Board made by a stockholder or stockholders at

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any special stockholders meeting shall be made only in accordance with the notice procedures and requirements set forth in Section 5 of this Article II, in the case of a Stockholder Requested Special Meeting, and Section 16(C)(i)(c) of this Article II, in the case of any other special stockholders meeting. For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with Section 20 of this Article II, persons for election to the Board at a special stockholders meeting or at a Stockholder Requested Special Meeting. Proposals made by a stockholder or stockholders of other business to be conducted at a special stockholders meeting may be made only in accordance with the procedures set forth in Section 5 of this Article II. Notwithstanding the provisions of Section 5 of this Article II or this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Section 5 of this Article II. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to Section 5 of this Article II.
Section 8.    Appointment of Inspectors of Election. In advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, the Board shall appoint one or more inspectors of election to act at such meeting or any adjournment or postponement thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. No inspector shall be a director, officer or employee of the corporation.
Section 9.    Quorum; Adjournment. Except as otherwise required by law or the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at such stockholder meeting. When any stockholders meeting is convened, the chair of the meeting may adjourn the meeting without a stockholders vote if (i) so directed by the Board and (ii) either (a) no quorum is present or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (1) to fully consider information that the Board determines has not been made sufficiently available to stockholders or has not been made available to them on a timely basis or (2) to otherwise effectively exercise their voting rights. If a quorum is present or represented at the reconvening of an adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 10. Voting Power. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 11. Voting; Proxies. Except as otherwise provided by law or by the certificate of incorporation and subject to these bylaws, at every stockholders meeting each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No share of stock shall be voted in any election for directors that has

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been transferred on the books of the corporation within 20 days next preceding such election of directors, except as otherwise provided by law or the certificate of incorporation or unless the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of stockholders entitled to vote in such election.
Section 12. Ballots. The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting or by such stockholder’s proxy and shall state the number of shares voted.
Section 13. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, any stockholder list required by these bylaws or the books of the corporation or (ii) to vote in person or by proxy at any meeting of stockholders.
Section 14. Stockholder Action By Written Consent.
(A)    General. Certain actions required or permitted to be taken by the stockholders of the corporation may be effected without a meeting by the written consent of the holders of common stock of the corporation, but only if such action is taken in accordance with the provisions of Article ELEVENTH of the certificate of incorporation, or by the written consent of the holders of any class or series of Preferred Stock of the corporation if the terms of such class or series of Preferred Stock expressly provide for such action by written consent.
(B)    Definitions. For purposes of determining the record ownership of common stock pursuant to Article ELEVENTH of the certificate of incorporation, “own”, “owned”, “owning” or “ownership” shall have the same meaning as “Own”, “Owned”, “Owning” or “Ownership” set forth in Section 5(A)(i) of this Article II, with such modifications as the context requires. Whether shares constitute shares owned shall be decided by the Board in its reasonable determination, which determination shall be conclusive and binding on the corporation and its stockholders.
(C)    Agreement by Requesting Stockholder. Each stockholder requesting that a record date be fixed for determining stockholders entitled to authorize or take action by written consent pursuant to Article ELEVENTH of the certificate of incorporation shall also deliver an agreement by the requesting stockholder to notify the corporation immediately in the case of any disposition of shares of common stock of the corporation on or prior to the delivery of the requisite number of written consents to effect the action being sought to be taken by written consent and an acknowledgement by the requesting stockholder and the beneficial owner, if any, on whose behalf such request is being made that any reduction in the number of shares owned by such stockholder which results in the requesting stockholders no longer owning the percentage required by Article ELEVENTH to so request that a record date be fixed shall be deemed to be a revocation of the request.
(D)    Revocation. A requesting stockholder may revoke his, her or its request that a record date be fixed for determining stockholders entitled to authorize or take action by written consent by written revocation delivered to the Secretary at the principal executive offices of the corporation.

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Section 15. Advance Notice of Stockholder-Proposed Business at Annual Meeting.
(A)    Definitions. For purposes of this Section 15 and references to Derivative Transaction and Public Announcement in these bylaws, the following terms shall have the following meanings:
(i)    “Derivative Instruments” shall mean any option, warrant, forward contract, swap, contract of sale, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing, hedging transactions or borrowed or loaned shares, with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise.
(ii)    “Derivative Transaction” shall mean any (a) transaction in, or arrangement, agreement, understanding or relationship with respect to, any Derivative Instrument, (b) any transaction, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such person, directly or indirectly, to (1) profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, (2) receive or share in the receipt of dividends payable on any securities of the corporation separate or separable from the underlying shares, (3) mitigate any loss, hedge, offset, or alter to any degree any gain or loss arising from the full economic ownership of any security of the corporation, or manage any risk associated with any increase or decrease in the value of any security of the corporation, but not including hedging or risk management with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk, or (4) increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote or direct the voting of, in any case whether or not it is subject to settlement in a security of the corporation or otherwise, in each case under clauses (a) and (b) including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement and (c) any transaction, arrangement, agreement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein.
(iii)    “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act by a person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security of the corporation or who is a director or an executive officer of the corporation.
(iv)    “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(v)    “Stockholder Associated Person(s)” shall mean, with respect to the applicable stockholder, (a) any beneficial owner of shares of the corporation owned of record or beneficially by such stockholder, (b) any associate of such stockholder or beneficial owner, (c) any affiliate of such stockholder or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such stockholder or beneficial owner (or any of their respective affiliates or associates).

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(B)    Proper Business. To be properly brought before an annual meeting, business (other than with respect to the nomination and election of directors, which is governed by Section 16 and Section 20 of this Article II) must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record at the time of giving of notice provided for in Section 3 of this Article II and continues to be a stockholder of record at the time of the annual meeting, (b) is entitled to vote at the meeting and (c) complies with the notice procedures and requirements set forth in Sections 15 and 17(B) of this Article II.
(C)    Timely Notice of Stockholder Proposed Business. For business (other than with respect to the nomination and election of directors, which is governed by Section 16 and Section 20 of this Article II) to be properly brought before any annual meeting by a stockholder, whether pursuant to the corporation’s notice of meeting or otherwise, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper matter for stockholder action and, if the stockholder proposing such business or any Stockholder Associated Person solicits or participates in the solicitation of proxies in support of such proposal, the stockholder must have indicated each such person’s intention to so solicit or participate in the solicitation of proxies in such notice. To be timely, a stockholder’s notice must be received by the Secretary at the corporation’s principal place of business not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual meeting of the previous year. However, in the event that the date of the annual meeting is more than [25] days before or after such anniversary date, in order to be timely, a stockholder’s notice must be received by the Secretary at the corporation’s principal place of business not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date of the first Public Announcement of the annual meeting date. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a stockholder’s notice as described above.
(D)    Notice.
(i)    As to each matter of business the stockholder proposes to bring before the annual meeting (other than any nomination of directors), to be in proper form, the stockholder’s notice shall set forth and include the following:
(a)    a brief description of the business desired to be brought before the annual meeting, including the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, which shall not exceed 500 words,
(b)    any interest of such stockholder and/or the Stockholder Associated Persons in such business,
(c)    a detailed description of all communications by such stockholder and/or the Stockholder Associated Persons with any other stockholder or beneficial owner of any securities of the corporation regarding such business and a detailed

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description of every agreement, arrangement and understanding between such stockholder and/or the Stockholder Associated Person, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder, and
(d)    a list of each company to which such stockholder and/or the Stockholder Associated Persons has proposed at any time during the past five years, or is currently proposing, business that is substantially similar to the business desired to be brought before the annual meeting, together with the date such proposal was made.
(ii)    As to the stockholder giving notice of any stockholder-proposed business and/or the nomination of directors, to be in proper form, the stockholder’s notice shall set forth and include the following:
(a)    the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and/or nomination, and the name and address of the Stockholder Associated Persons and a detailed description of the relationship between such stockholder and the Stockholder Associated Persons and every agreement, arrangement and understanding between such stockholder and the Stockholder Associated Persons in connection with the proposal of such business and/or nomination by such stockholder,
(b)    the class or series and number of shares of securities of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and/or the Stockholder Associated Persons,
(c)    a detailed description of all purchases and sales of securities of the corporation by such stockholder and/or the Stockholder Associated Persons during the previous twelve month period, including, without limitation, the date of such transactions, the class and number of securities involved in such transactions, the consideration involved in such transactions and the investment intent in respect thereof,
(d)    a detailed description of all Derivative Transactions by, of or on behalf of such stockholder and/or the Stockholder Associated Persons during the previous twelve month period, including, without limitation, the date of such transactions and the class and number of securities involved in, and the material terms of such transactions (such description to include all information that such stockholder and/or the Stockholder Associated Persons would have been required to report on an Insider Report if such stockholder and/or Stockholder Associated Persons had been directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security of the corporation or a director or an officer of the corporation at the time of such transactions and the effect of such Derivative Transactions on any voting or economic rights relating to the securities of the corporation as of the date of the notice and any change in such voting or economic rights which may arise pursuant to the terms of the Derivative Transactions under any circumstances, whether or not then contingent or subject to conditions precedent or subsequent),
(e)    to the extent actually known by the stockholder giving the notice, the name and address of any other person who owns, of record or beneficially, any securities of the corporation and who supports the proposal of such business and/or

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nomination that such stockholder proposes to bring before the meeting on the date of such stockholder’s notice,
(f)    a detailed description of each proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and/or the Stockholder Associated Persons has a right to vote, or cause or direct the vote of, any securities of the corporation,
(g)    a detailed description of any Derivative Instruments which are owned, directly or indirectly, by such stockholder or the Stockholder Associated Persons or any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and/or Stockholder Associated Person, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and a detailed description of any performance related fees (other than an asset-based fee) that such stockholder or the Stockholder Associated Persons is entitled to based on any increase or decrease in the value of shares of the corporation or any Derivative Instruments,
(h)    any other information relating to such stockholder and the Stockholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or nomination pursuant to Section 14 of the Exchange Act,
(i)    a representation that the stockholder is a holder of record of stock of the corporation and is entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business and/or nomination,
(j)    a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or nomination and/or (II) otherwise to solicit proxies from stockholders in support of such proposal and/or nomination, and
(k)    in the case of a beneficial owner, evidence establishing such beneficial owner’s indirect ownership of stock and entitlement to vote such stock at such meeting.
(E)    General. Notwithstanding anything in these bylaws to the contrary, only such business (other than with respect to the nomination and election of directors, which is governed by Section 16 and Section 20 of this Article II) shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 15. Notwithstanding the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 15. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to stockholder-proposed business to be considered pursuant to this Section 15.
Section 16. Nomination of Directors; Advance Notice of Stockholder Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 16 or Section 20 of this Article II shall be eligible for election as directors.

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(A)    Definitions. For purposes of this Section 16 and references to Compensation Arrangement and Voting Commitment in these bylaws, the following terms shall have the following meanings:
(i)    “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a nominee or as a director.
(ii)    “Proposed Nominee” means each person whom a stockholder proposes to nominate for election as a director.
(iii)    “Proposed Nominee Associated Persons” shall mean, with respect to the applicable Proposed Nominee, (a) any beneficial owner of shares of the corporation owned of record or beneficially by such Proposed Nominee, (b) any associate of such Proposed Nominee or beneficial owner, (c) any affiliate of such Proposed Nominee or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Proposed Nominee or beneficial owner (or any of their respective affiliates or associates).
(iv)    “Special Meeting Request” shall mean a written request by one or more stockholders of record for a Stockholder Requested Special Meeting in accordance with Section 5 of this Article II.
(v)    “Stockholder Associated Person(s)” shall mean, with respect to the applicable stockholder, (a) any beneficial owner of shares of the corporation owned of record or beneficially by such stockholder, (b) any associate of such stockholder or beneficial owner, (c) any affiliate of such stockholder or beneficial owner and (d) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such stockholder or beneficial owner (or any of their respective affiliates or associates).
(vi)    “Voting Commitment” means any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the corporation, will act or vote on any issue or question.
(B)    Annual Meetings of Stockholders.
(i) Nominations of persons for election to the Board at any annual meeting may be made:
(a)    pursuant to the corporation’s notice of meeting;
(b)    at the annual meeting by or at the direction of the Board or by any nominating committee or person appointed for such purpose by the Board;
(c)    by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 3 of this Article II and continues to be a stockholder of record at the time of the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures and requirements set forth

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in this Section 16(B) and Section 17(B) of this Article II and the applicable requirements of Rule 14a-19 under the Exchange Act; or
(d)    by any stockholder of the corporation or group of stockholders in accordance with Section 20 of this Article II.
(ii)    For nominations to be properly brought before any annual meeting by a stockholder pursuant to Section 16(B)(i)(c) of this Article II (whether pursuant to the corporation’s notice of meeting or otherwise), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and the stockholder must have indicated the stockholder’s intention to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in such notice. To be timely, a stockholder’s notice of a nomination must be received by the Secretary at the corporation’s principal place of business during the applicable period described in Section 15(C) of this Article II for a timely stockholder’s notice of a matter proposed to be brought before such annual meeting. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a stockholder’s notice as described above.
(iii)    As to each Proposed Nominee, to be in proper form, the stockholder’s notice shall set forth and include the following:
(a)    all information relating to the Proposed Nominee and the Proposed Nominee Associated Persons that is required to be disclosed in solicitations for proxies for election of directors in a contested election (even if a contested election is not involved) pursuant to and in accordance with Section 14 of the Exchange Act (including such person’s written consent to being named as a nominee in any proxy statement relating to the applicable meeting of stockholders and to serving as a director if elected),
(b)    a detailed description of all direct and indirect material compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and/or the Stockholder Associated Persons, on the one hand, and each Proposed Nominee and/or the Proposed Nominee Associated Persons, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S−K (or its successor Item) if the stockholder making the nomination and/or the Stockholder Associated Persons were the “registrant” for purposes of such item and the Proposed Nominee and/or the Proposed Nominee Associated Persons, were a director or executive officer of such registrant,
(c)    a detailed description of all communications by such stockholder and/or the Stockholder Associated Persons with any other stockholder or beneficial owner of any securities of the corporation regarding such nomination and a detailed description of every agreement, arrangement and understanding between such stockholder and/or the Stockholder Associated Persons, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such nomination by such stockholder, and
(d)    the completed and signed questionnaire, representation and agreement required by Section 16(E) of this Article II.

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(iv)    As to the stockholder giving such notice, to be in proper form, the stockholder’s notice shall set forth and include the following:
(a)    all information described in Section 15(D)(ii) of this Article II,
(b)    any other information relating to such stockholder and the Stockholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act, and
(c)    all other information required by Rule 14a-19 under the Exchange Act.
The corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such Proposed Nominee (x) to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee or (y) to comply with insurance regulatory requirements that may be applicable, from time to time, to directors of the corporation.
A stockholder providing notice pursuant to this Section 16 of this Article II shall further update and supplement such notice to provide evidence that the stockholder providing notice has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and such update and supplement shall be delivered to or mailed and received at the principal executive offices of the corporation, addressed to the attention of the Secretary, not later than five business days after the stockholder providing notice files a definitive proxy statement in connection with the meeting of stockholders.
Notwithstanding anything in Section 16(B)(ii) of this Article II to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and the corporation does not make a Public Announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 16 shall also be considered timely with respect to nominees for any new positions created by such increase if it is received by the Secretary at the corporation’s principal place of business not later than the close of business on the 10th day after the day on which such Public Announcement is first made by the corporation.
(C)    Special Meetings of Stockholders. (i) Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected may be made (a) pursuant to the corporation’s notice of meeting, (b) at the meeting by or at the direction of the Board or by any nominating committee or person appointed for such purpose by the Board, or (c) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 6 of this Article II and continues to be a stockholder of record at the time of the special meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures and requirements set forth in this Section 16(C) and 17(B) of this Article II and the applicable requirements of Rule 14a-19 under the Exchange Act. For the avoidance of doubt, stockholders are not permitted to

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nominate, in accordance with Section 20 of this Article II, persons for election to the Board at a special stockholders meeting or at a Stockholder Requested Special Meeting.
(ii)    In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board (other than a Stockholder Requested Special Meeting, which is governed by Section 5 of this Article II), any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice is in the proper form for a notice pursuant to Section 16(B) of this Article II for a stockholder notice of a nomination at an annual meeting (including the completed and signed questionnaire, representation and agreement required by Section 16(E) of this Article II) and complies with Rule 14a-19 under the Exchange Act and is received by the Secretary at the principal place of business of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the date of the first Public Announcement of the special meeting date and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a stockholder’s notice as described above.
(D)    General. Notwithstanding anything in these bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 16 (with respect to annual or special meetings) or Section 20 (with respect to annual meetings only) of this Article II shall be eligible to be elected at a meeting of stockholders to serve as directors (other than in accordance with Section 5 of this Article II in the case of a Stockholder Requested Special Meeting). Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act, including Rule 14a-19 under the Exchange Act, with respect to the matters set forth in this Section 16. Any references to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to this Section 16.
(E)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection, and to serve, as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 16 or Section 20 of this Article II, as applicable) to the Secretary at the corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of Section 2 of Article III, (ii) is not and will not become a party to (a) any Voting Commitment that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any Compensation Arrangement that has not been disclosed therein, (iv) will comply with all informational and similar requirements of applicable insurance and other laws and regulations, (v) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the corporation, will be in compliance with, and will in the future comply with, all applicable laws (including, without limitation, fiduciary duty requirements), policies and guidelines of the corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading, (vi) if elected

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as a director of the corporation, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies, and (vii) will provide to the corporation such other information as it may reasonably request.
Section 17. General.
(A)    Exclusive Means. Section 15(B)(iii), Section 16(B)(i)(c) and Section 20 of this Article II shall be the exclusive means for a stockholder to make business proposals (Section 15(B)(iii)) or nominations (Section 16(B)(i)(c) and Section 20) before a special or annual meeting of stockholders, respectively (other than matters properly brought under and in compliance with the rules and regulations promulgated under the Exchange Act and included in the corporation’s notice of meeting, and other than in accordance with Section 5 of this Article II in the case of a Stockholder Requested Special Meeting). For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with Section 20 of this Article II, persons for election to the Board at a special stockholders meeting or at a Stockholder Requested Special Meeting.
(B)    Requirement to Update Information. A stockholder providing notice of any business proposals or nominations as required under this Article II, including, without limitation, pursuant to a Special Meeting Request, shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is ten business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as often business days prior to such meeting or any adjournment or postponement thereof).
Section 18. Stockholder Proposals; Preferred Stock Election Rights. Subject to compliance with the procedures and requirements set forth in Sections 15, 16 and 20 of this Article II, nothing in this Article II shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to the rules and regulations promulgated under the Exchange Act or (ii) the holders of any series of preferred stock if and to the extent provided under law, the certificate of incorporation or these bylaws.
Section 19. Procedural Matters.
(A)    Defective Proposals and Nominations. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chair of a stockholders meeting shall have the sole power and duty to determine whether any business proposed to be brought before the meeting, or any solicitation by a stockholder providing notice of any nomination, was made, proposed or conducted, as the case may be, in accordance with the procedures set forth in Sections 5, 7, 15, 16, 17 and 20 of this Article II, as applicable, or in accordance with Rule 14a-19 under the Exchange Act or any other laws or rules, as applicable, and, if any proposed business, or solicitation by a stockholder providing notice of any nomination, is not in compliance with such sections, laws or rules, to declare that such defective proposal or nomination shall be disregarded, which determination shall be conclusive and binding on the corporation and its stockholders. Notwithstanding anything in these bylaws to the contrary, if the applicable stockholder(s) (or a qualified representative) does not appear

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at the annual or special meeting to present a nomination or other proposed business, such nomination may be disregarded or such business may not be transacted, as the case may be, notwithstanding that proxies in respect of such matter may have been received by the corporation. To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. As to all such matters, the chair of the meeting shall make all necessary determinations which shall be conclusive and binding on the corporation and its stockholders.
(B)    Polls and Rules of Conduct. At each stockholders meeting, the chair of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules that are adopted by the Board, the chair shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to establish rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meetings and the establishment of rules restricting attendance to bona fide stockholders of record, their proxies and other persons in attendance at the invitation of the chair and rules governing speeches, presentation of business to be transacted, and debates. In establishing rules, the chair will have absolute discretion and his or her rulings will not be subject to appeal. Rules established by the chair need not be in writing.
Section 20. Proxy Access for Director Nominations.
(A)    Definitions. For purposes of this Section 20, the following terms shall have the following meanings:
(i)    “Affiliate” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(ii)    “Authorized Group Member” shall mean, with respect to any nomination by a group, the group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
(iii)    “Compensation Arrangement” shall have the meaning set forth in Section 16(A)(i) of this Article II.
(iv)    “Eligible Stockholder” shall mean a person who has either (a) been a record holder of the shares of common stock of the corporation used to satisfy the eligibility requirements in Section 20(D) continuously for the required three-year period or (b) provides to the Secretary of the corporation, within the time period referred to in Section 20(E), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries.
(v)    “Maximum Number” shall mean that number of directors constituting 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 20 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 20(C)(i).

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(vi)    “Minimum Number” shall mean 3% of the number of outstanding shares of common stock of the corporation as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(vii)    “Nominating Stockholder” shall mean any Eligible Stockholder or group of up to 20 Eligible Stockholders that (a) has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 20 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 20), and (b) has nominated a Stockholder Nominee.
(viii)    “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the corporation pursuant to Section 20(F).
(ix)    “Other Meeting Date” shall mean an annual meeting date that is outside a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders.
(x)    “Own”, “Owned”, “Owning” or “Ownership” shall have the meaning set forth in Section 5(A)(i) of this Article II, with such modifications as the context requires.
(xi)    “Stock Exchange Rules” shall mean the rules of any stock exchange on which the corporation’s securities are traded.
(xii)    “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 20.
(xiii)    “Voting Commitment” shall have the meaning set forth in Section 16(A)(vi) of this Article II.
(B)    Proxy Access at Annual Meetings. Subject to the provisions of this Section 20, if expressly requested in the relevant Nomination Notice, the corporation shall include in its proxy statement for any annual meeting of stockholders:
(i)    the name of any Stockholder Nominee, which shall also be included on the corporation’s form of proxy and ballot, by any Nominating Stockholder;
(ii)    disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;
(iii)    any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board, if such statement does not exceed 500 words; and
(iv)    any other information that the corporation or the Board determines, in its discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, information

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relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 20.
For the avoidance of doubt, the provisions of this Section 20 shall not apply to a special stockholders meeting or a Stockholder Requested Special Meeting, and the corporation shall not be required to include a Stockholder Nominee in the corporation’s proxy statement or form of proxy or ballot for any special stockholders meeting or Stockholder Requested Special Meeting.
(C)    Maximum Number of Stockholder Nominees.
(i)    The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 20(E) but before the date of the annual meeting and the Board resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:
(a)    Stockholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;
(b)    Stockholder Nominees who the Board itself decides to nominate for election at such annual meeting; and
(c)    the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board.
(ii)    Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 20 shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 20 exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 20 from each Nominating Stockholder will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the stock of the corporation each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.
(D)    Eligible Stockholders.
(i)    An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 20 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends or similar events) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the annual meeting. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the

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Nomination Notice documentation that demonstrates compliance with the following criteria: (a) funds under common management and investment control; or (b) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises each Eligible Stockholder) that are set forth in this Section 20, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the Ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to Own the shares held by the remaining members of the group.
(ii)    No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest Ownership position as reflected in the Nomination Notice.
(E)    Timely Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 20, the Nominating Stockholder must submit the Nomination Notice to the Secretary of the corporation:
(i)    not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date (as stated in the corporation’s proxy materials relating to that annual meeting) that the corporation first mailed its proxy statement for the annual meeting of the previous year, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 20; or
(ii)    if (and only if) the annual meeting is scheduled to be held on an Other Meeting Date, the Nomination Notice shall be given in the manner provided herein by the later of the close of business on (1) the date that is 180 days prior to such Other Meeting Date or (2) the tenth day following the date of the first Public Announcement of the Other Meeting Date
(in no event shall the adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice).
(F)    Nomination Notice. The Nomination Notice shall consist of, collectively, the following information and documents which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:
(i)    documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an Affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and

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certifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares through the record date;
(ii)    a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;
(iii)    the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;
(iv)    a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member):
(a)    the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 16 of this Article II, substituting references to “Proposed Nominees” for “Stockholder Nominees” where the context requires;
(b)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(c)    a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation;
(d)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);
(e)    a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(f)    a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (1) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (2) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;
(g)    a representation and warranty that the Nominating Stockholder will not use or distribute [a white proxy card, which shall be reserved for the exclusive use for solicitation by or on behalf of the corporation or the Board,] in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;

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(h)    a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or Stock Exchange Rules;
(i)    a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;
(j)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 20(D);
(k)    a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 20(D) through the date of the annual meeting;
(l)    details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products or services provided by the corporation or its Affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice;
(m)    if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board; provided that any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and
(n)    in the case of a nomination by a group, the designation by all group members of one Authorized Group Member;
(v)    an executed agreement (which form of agreement shall be provided by the Secretary upon written request), which must be submitted within ten days of the Nominating Stockholder’s first submission of any information required by this Section 20(F), pursuant to which the Nominating Stockholder (including each group member) agrees:
(a)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(b)    to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(c)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by

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such Nominating Stockholder with the corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;
(d)    to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 20, or otherwise arising out of any nomination, solicitation or other activity by any Eligible Stockholder in connection with its efforts pursuant to this Section 20;
(e)    to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), and promptly notify the corporation and any other recipient of the information that is required to correct the misstatement or omission; and
(f)    in the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 20(D), to promptly notify the corporation; and
(vi)     an executed questionnaire, representation and agreement pursuant to Section 16(E), which must be submitted within ten days of the Nominating Stockholder’s first submission of any information required by this Section 20(F).
The information and documents required by this Section 20(F) shall be provided with respect to and executed by each group member of the Nominating Stockholder, and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity, in each case as the context requires. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 20(F) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the corporation.
(G)    Exclusion of Stockholder Nominees.
(i)    If, after the deadline for submitting a Nomination Notice as set forth in Section 20(E), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, the corporation:

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(a)    shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and
(b)    may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(ii)    Notwithstanding anything to the contrary contained in this Section 20, the corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:
(a)    the corporation receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 16(B)(i)(c) of this Article II;
(b)    the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board;
(c)    the Nominating Stockholder has engaged in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board, (1) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (2) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the annual meeting and the reasons therefore;
(d)    the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 20;
(e)    the Board, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board would result in the corporation violating or failing to be in compliance with these bylaws or the corporation’s certificate of incorporation or any applicable law, rule or regulation to which the corporation is subject, including the Stock Exchange Rules;
(f)    the Stockholder Nominee was nominated for election to the Board pursuant to this Section 20 at one of the corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 10% of the shares of common stock entitled to vote for such Stockholder Nominee;

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(g)    the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or
(h)    a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 20(D), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 20.
(iii)    Notwithstanding anything to the contrary contained in this Section 20, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:
(a)    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(b)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority;
(c)    the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or
(d)    the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.
(iv)    The corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
(H)    Interpretation. The Board (and any other person or body authorized by the Board, including, without limitation, the chair of the relevant annual meeting) shall have the power and authority to interpret this Section 20 and to make any and all determinations necessary or advisable to apply this Section 20 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Nomination Notice complies with this Section 20, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 20, and (iv) whether any and all requirements of this Section 20 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board, including, without limitation, the chair of the relevant annual meeting) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners).

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ARTICLE III
DIRECTORS
Section 1.    Powers. The business of the corporation shall be managed by or under the direction of its Board. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
Section 2.    Election of Directors.
(A)    Size of the Board. The Board shall consist of a minimum of three directors and a maximum of 15 directors. The number of directors shall be established by resolution of the Board. The directors shall be elected as provided in this Section 2 or in Section 3 of this Article III, and each director elected shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal.
(B)    Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock to elect directors in accordance with the terms thereof. For purposes of this bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, if an election of directors is contested, then directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a contested election shall mean any election of directors in which, as of the record date, the number of nominees for election as directors exceeds the number of directors to be elected.
(C)    Tender of Resignation in Majority Vote Context. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall tender his or her resignation to the Board promptly following the certification of election results by the inspector of elections. The Nominating, Governance and Social Responsibility Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating, Governance and Social Responsibility Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating, Governance and Social Responsibility Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating, Governance and Social Responsibility Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to this bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole

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discretion, may fill any resulting vacancy pursuant to the provisions of Section 3 of this Article III or may decrease the size of the Board pursuant to the provisions of Section 2(A) of this Article III.
Section 3.    Filling of Vacancies. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Each director so chosen shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
Section 4.    Resignation. Any director may resign at any time upon written notice to the corporation sent to the General Counsel or the Secretary. Such written resignation shall take effect at the time specified therein, but in no event earlier than the time of receipt by the General Counsel or the Secretary, or if no time be specified, at the time of its receipt by the General Counsel or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 5.    Meetings of the Board. The Board may hold both regular and special meetings, either within or without the State of Delaware.
Section 6.    Annual Meetings. The annual meeting of each newly elected Board shall be held without notice immediately after the annual meeting of stockholders, within or without the State of Delaware.
Section 7.    Regular Meetings. Regular meetings, other than the annual meeting, of the Board may be held within or without the State of Delaware at such time and at such place as shall be determined by the Board.
Section 8.    Special Meetings. Special meetings of the Board shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or on the request in writing of one-third of the whole Board, stating the purpose or purposes of such meeting.
Section 9.    Notice of Meetings. Notices of Board meetings may be made in writing, by electronic transmission, by telephone or in person. If a Board meeting notice is made in writing, it shall be addressed to each director at his or her usual place of business, residence or such other location at which he or she is known to be. Any such notice in writing shall be sent not later than three days before such meeting. If a Board meeting notice is made by electronic transmission, by telephone or in person, it shall be sent or given not later than three hours before the meeting. If a Board meeting notice is sent by electronic transmission, it shall be sent to each director at such destination and by such means as such director shall have previously consented to. Notice of any Board meeting need not be given to any director who shall sign a written waiver thereof either before or after the meeting or who shall be present at the meeting and participate in the business transacted. Any and all business transacted at any Board meeting shall be fully effective without any notice thereof having been given if all the members shall be present. Unless limited by law, the certificate of incorporation, the bylaws, or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.
Section 10. Lead Director. At its discretion, the Board may appoint a Lead Director. The Lead Director shall have such duties as may be assigned by the Board.

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Section 11. Organization. The Chairman of the Board shall preside at all Board meetings at which he or she is present. If the Chairman of the Board shall be absent from any Board meeting, the duties otherwise provided in this Section 11 to be performed by the Chairman of the Board at such meeting shall be performed at such meeting by the Lead Director or, if there is no Lead Director or the Lead Director is not present, one of the directors chosen by the members of the Board present at such meeting. The Secretary of the corporation shall act as the secretary at all Board meetings and, in the Secretary’s absence, the chair of the meeting shall appoint a temporary secretary.
Section 12. Quorum; Voting; Adjournment. Except as otherwise required by law, by the certificate of incorporation or by these bylaws, at all Board meetings, a majority of the whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any Board meeting, the directors who are present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.
Section 13. Action By Unanimous Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any Board meeting or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 14. Participation in Meetings by Conference Telephone or Other Communications Equipment. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.
Section 15. Committees of Directors. The corporation elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law. By resolution passed by a majority of the whole Board, the Board may designate one or more committees. Each committee shall consist of one or more of the directors of the corporation. To the extent provided in the resolution, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall have such name as may be determined by resolution adopted by the Board.
Section 16. Committee Members. Each member of any such committee shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns, or is removed. Subject to these bylaws, the number of directors which shall constitute any committee shall be determined by the whole Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any committee meeting.
Section 17. Committee Secretary. The Board may elect a secretary of any such committee. If the Board does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the corporation, unless otherwise provided by the Board.

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Section 18. Minutes of Committee Meetings. The secretary of each committee shall keep regular minutes of the committee meetings and shall provide copies of the minutes to the Secretary of the corporation, unless otherwise provided by the Board.
Section 19. Committee Meetings. Meetings of committees of the Board may be held at any place, within or without the State of Delaware, as shall be designated by the Board or the committee. Regular meetings of any committee shall be held at such times as may be determined by the Board or the committee and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by the Board or by the Secretary or an Assistant Secretary upon the request of any member of the committee. Notices of special meetings may be made in writing, by electronic transmission, by telephone or in person. If such meeting notice is made in writing, it shall be addressed to each member at his or her usual place of business, residence or such other location at which he or she is known to be. Any such notice in writing shall be sent not later than two days before such meeting. If a meeting notice is made by electronic transmission, by telephone or in person, it shall be sent or given not later than three hours before the meeting. If a committee meeting notice is sent by electronic transmission, it shall be sent to each member at such destination and by such means as such member shall have previously consented to. Notice of any such meeting need not be given to any member who shall sign a written waiver thereof, either before or after the meeting, or who shall be present at the meeting and participate in the business transacted. Any and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given if all the members of the committee shall be present. Unless limited by law, the certificate of incorporation, these bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.
Section 20. Executive Committee. The Board may designate an Executive Committee by resolution of the Board. The Executive Committee shall consist of a director, who shall serve as chair of the Executive Committee, and not less than two other directors, a majority of whom shall not be officers or employees of the corporation, as shall be prescribed by the Board. Unless otherwise provided by resolution of the Board, between Board meetings the Executive Committee shall have all the powers of the Board and may perform all of the Board’s duties. However, the Executive Committee shall have no authority as to the following matters:
(i) submission to stockholders of any action that requires stockholders’ authorization under the General Corporation Law of the State of Delaware; and (ii) amendment or repeal of these bylaws or the adoption of new bylaws.
Section 21. Audit Committee. The size of the Audit Committee shall be set by the Board, but will always consist of at least three directors. The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating, Governance and Social Responsibility Committee in accordance with the independence and experience requirements of the New York Stock Exchange. The powers, responsibilities and functions of the Audit Committee shall be as set forth in the Audit Committee charter, which shall be adopted and approved by the Board. The Audit Committee shall review and reassess the adequacy of its charter on an annual basis and recommend any proposed changes to the Board for its adoption and approval.
Section 22. Compensation and Human Capital Committee. The size of the Compensation and Human Capital Committee shall be set by the Board, but will always consist of at least two directors. The members of the Compensation and Human Capital Committee shall be appointed by the Board

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upon the recommendation of the Nominating, Governance and Social Responsibility Committee and shall be limited to directors who are not employees of the corporation or any of its subsidiaries. The powers, responsibilities and functions of the Compensation and Human Capital Committee shall be as set forth in the Compensation and Human Capital Committee charter, which shall be adopted and approved by the Board.
Section 23. Nominating, Governance and Social Responsibility Committee. The size of the Nominating, Governance and Social Responsibility Committee shall be set by the Board, but will always consist of at least two directors. The members of the Nominating, Governance and Social Responsibility Committee shall be appointed by the Board upon the recommendation of either the Chairman of the Board or the Nominating, Governance and Social Responsibility Committee and shall be limited to directors who are not employees of the corporation or any of its subsidiaries. The powers, responsibilities and functions of the Nominating, Governance and Social Responsibility Committee shall be as set forth in the Nominating, Governance and Social Responsibility Committee charter, which shall be adopted and approved by the Board.
Section 24. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
Section 1.    Definitions. As used in this Article:
(A)    “acted properly” as to any Employee Indemnitee (as defined below) shall mean that such person:
(i)    acted in good faith;
(ii)    acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
(iii)    with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, or dismissal (with or without prejudice), shall not, of itself, create a presumption that the person did not act properly.
(B)    “covered person” shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

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(C)    “Employee Indemnitee” shall mean any person who is or was a non-officer employee of the corporation or of a subsidiary, including an employee providing professional services, to the extent that such person was providing services specifically to or on behalf of the corporation.
(D)    “expenses” shall include attorneys’ fees and expenses and any attorneys’ fees and expenses of establishing a right to indemnification under this Article.
(E)    “Indemnitee” shall mean any person who is or was
(i)    a director or officer of the corporation and/or any subsidiary;
(ii)    a trustee or a fiduciary under any employee pension, profit sharing, welfare, or similar plan or trust of the corporation and/or any subsidiary; or
(iii)    serving at the request of the corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust, or other enterprise, (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare, or similar plan or trust.
(F)    “proceeding” shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative, and shall include investigative action by any person or body; provided, however, that with respect to any particular covered person, “proceeding” shall not include any of the above (or part thereof) commenced by such covered person, unless the commencement of such proceeding (or part thereof) was authorized in the specific case by the Board.
(G)    “subsidiary” shall mean a corporation or other entity, 50% or more of the shares, or other ownership interests, of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.
Section 2.    Indemnification.
(A)    The corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines, excise taxes or penalties assessed, including, without limitation, those with respect to an employee benefit plan or trust, and amounts paid in settlement actually and reasonably incurred by him or her.
(B)    The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an Employee Indemnitee against liabilities, expenses, judgments, fines, excise taxes or penalties assessed, including, without limitation, those with respect to an employee benefit plan or trust, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.
(C)    The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to

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procure a judgment in its favor by reason of the fact that such person is or was an Employee Indemnitee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 3.    Advances. Expenses incurred in defending a proceeding, or incurred in a proceeding to establish a right to indemnification under this Article IV, shall be paid by the corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the corporation shall have received an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.
Section 4.    Procedures for Indemnification. Any indemnification under Section 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification to a covered person is proper in the circumstances. Such determination shall be made:
(A)    by the Board, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding, or
(B)    if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(C)    in the absence of a determination made under (A) or (B), by the stockholders.
Section 5.    Indemnification – Other Entities. The corporation shall indemnify or advance funds to any Indemnitee described in Section 1(E)(iii) only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust, or other enterprise in which he or she was serving at the corporation’s request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust, or other enterprise.
Section 6.    Miscellaneous.
(A)    The indemnification provided to a covered person by this Article:
(i)    shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;
(ii)    shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

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(iii)    shall be a contract right between the corporation and each such person who serves in any such capacity at any time while this Article IV is in effect, and any repeal or modification of law or this Article IV shall not negatively affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.
(B)    The indemnification and advances provided to a covered person by this Article shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.
(C)    The corporation shall have the power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The corporation shall also have power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Article.
(D)    The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.
ARTICLE V
NOTICES
Section 1.    Notice. Except as otherwise specifically provided for in these bylaws, notices to directors and stockholders shall be in writing and, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, directed to the director or stockholder at such address as appears on the records of the corporation.
Section 2.    Waiver. Whenever any notice is required to be given by law or by the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any person who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. In the case of directors, such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

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ARTICLE VI
OFFICERS
Section 1.    General. The officers of the corporation shall be elected by the Board and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Controller and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, with the exception of the office of Chairman of the Board and the office of Secretary. The officers of the corporation need not be stockholders, employees or directors of the corporation. Vice Presidents and other officers, including appointed officers (as defined in Section 15 of this Article VI), may have such further titles as shall be specified by the Chief Executive Officer of the corporation.
Section 2.    Election. At its first meeting held after each annual meeting of stockholders, the Board shall elect the officers of the corporation. Such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.
Section 3.    Other Officers and Agents. The Board may appoint such other officers and agents as it shall deem necessary. Such officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.
Section 4.    Removal. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.
Section 5.    Chairman of the Board. The Chairman of the Board shall be a member of the Board and may be an employee of the corporation. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders at which he or she is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his or her authority shall be exercised by the Lead Director or, if there is no Lead Director or the Lead Director is not present, one of the other directors as designated for this purpose by the Board.
Section 6.    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation; shall direct, coordinate and control the corporation’s business and activities and its operating expenses and capital expenditures; shall have general authority to exercise all the powers necessary for the chief executive officer of the corporation; and shall perform such other duties and have such other powers as may properly belong to his or her office or as shall be prescribed by the Board or these bylaws, all in accordance with basic policies as established by and subject to the control of the Board. In the absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his or her authority shall be exercised by the President or, in the absence or inability of the President, by one of the Vice Presidents designated for this purpose by the Board. The Chief Executive Officer may be a member of the Board.
Section 7.    President. The President shall be the chief operating officer of the corporation and shall have general administrative control and supervision over the operations of the corporation subject to the supervision of the Chief Executive Officer. He or she shall, in the absence or inability of

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the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. He or she shall also perform such other duties as may properly belong to his or her office or as shall be prescribed by the Chief Executive Officer or by the Board.
Section 8.    Chief Financial Officer. The Chief Financial Officer of the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters. The Chief Financial Officer shall have such other powers and perform such other duties as the Board, the Chief Executive Officer, or these bylaws may prescribe.
Section 9.    Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Chief Executive Officer or by the Board. In the absence or in the case of inability of the Chief Executive Officer and the President to act, the Board may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the corporation during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of Chief Executive Officer during the absence or inability of the Chief Executive Officer to act.
Section 10.    Controller. Under the direction of the Chief Executive Officer and the Chief Financial Officer, the Controller shall have general charge, control, and supervision over the accounting and auditing affairs of the corporation. The Controller or such persons as the Controller shall designate shall have responsibility for the custody and safekeeping of all permanent financial and accounting records and papers of the corporation. The Controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial reports and returns, required by law; shall render to the Chief Executive Officer, the Chief Financial Officer or the Board, whenever they may require, an account of the Controller’s transactions; and in general shall have such other powers and perform such other duties as are incident to the office of Controller and as the Board, the Chief Executive Officer, the Chief Financial Officer, or these bylaws may prescribe.
Section 11.    Secretary. The Secretary shall attend all Board meetings and all stockholder meetings; shall record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose; shall perform like duties for the standing or special committees when required; and shall have such other powers and perform such other duties as the Board, the Chairman of the Board, the Chief Executive Officer or these bylaws may prescribe. Under the Chairman of the Board’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law. The Secretary shall keep in safe custody the seal of the corporation, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.
Section 12.    Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary or Assistant Secretaries shall perform the duties and exercise the powers of the

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Secretary and shall perform such other duties and have such other powers as the Board, the Chairman of the Board or the Chief Executive Officer may prescribe.
Section 13.    Treasurer. Under the direction of the Chief Executive Officer, the Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer and the Board, at its regular meeting or when the Board so requires, an account of the Treasurer’s actions; and shall have such other powers and perform such other duties as the Board, the Chief Executive Officer or these bylaws may prescribe.
Section 14.    Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer or the Assistant Treasurers shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may prescribe.
Section 15.    Appointed Officers. The Chief Executive Officer of the corporation may establish positions and offices identified as a function, department or other organizational component of the corporation, and may appoint individuals, who need not be employees of the corporation, to occupy those positions, subject to approval of the Compensation and Human Capital Committee. The titles of such individuals (herein referred to as “appointed officers”) may be either conventional corporate officer titles or titles designating a functional activity, but in all cases shall contain, as an integral part of the title, a reference to the function, organizational component or department within which the position is established.
Section 16.    Appointment, Removal and Term of Appointed Officers. Appointed officers may be appointed by the Chief Executive Officer. The Chief Executive Officer may remove any appointed officer at any time without notice or accept such appointed officer’s resignation. No term of office shall be established for any appointed officer.
Section 17.    Duties of Appointed Officers. An appointed officer shall have such powers as may be assigned by the Chief Executive Officer, the Board or any committee of the Board and shall perform such duties (not including duties normally performed by an officer of the corporation) as may be assigned by the Chief Executive Officer, the Board, any committee of the Board or the officer of the corporation having management responsibility for the organizational component or function to which such appointed officer is assigned.
ARTICLE VII
CERTIFICATE OF STOCK
Section 1.    Certificates of Stock.
(A)    Unless otherwise required by applicable law or authorized by the Board, from and after July 14 2023, all shares of the corporation shall be issued, recorded and transferred exclusively in uncertificated book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. Shares of the corporation represented by certificates that were issued prior to July 14, 2023 shall continue to be

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certificated shares of the corporation until the certificates therefor have been surrendered to the corporation.
(B)    Certificates for shares of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the Board, and if so issued shall be in the form or forms from time to time approved by the Board. Such certificates shall be signed by, or in the name of, the corporation by any two authorized officers of the corporation representing the number of shares registered in certificate form.
Section 2.    Countersigned Certificates; Signature of Former Officers, Transfer Agents or Registrars. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 3.    Lost, Stolen or Destroyed Certificates. In case any certificate shall be lost, stolen or destroyed, the Board, in its discretion, may authorize the issue of, or provide for the manner of issuing, uncertificated shares in place of the certificate so lost, stolen or destroyed; provided, that, in each such case, the applicant for such uncertificated shares shall furnish to the corporation and to such of its transfer agent or registrar as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.
Section 4.    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 5.    Closing of Transfer Books; Record Dates. The Board may close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any stockholders meeting, the date for payment of any dividend, the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding 60 nor less than ten days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent. In such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date.

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Section 6.    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, except as otherwise provided by the General Corporation Law of the State of Delaware.
Section 7.    Stock Subscriptions. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board. Any call made by the Board for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.
ARTICLE VIII
GENERAL PROVISIONS
Section 1.    Dividends. Subject to the provisions of the certificate of incorporation, any dividends upon the corporation’s capital stock may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2.    Reserves. Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation. The directors may modify or abolish any such reserve in the manner in which it is created.
Section 3.    Checks. All checks or demands for money and notes of the corporation shall be signed by such person or persons as shall be designated by the Board or by such officer or officers of the corporation as shall be appointed for that purpose by the Board.
Section 4.    Fiscal Year. The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.
Section 5.    Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 6.    Inspection of Books and Records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath

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shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.
Section 7.    Severability; Titles. If any provision of these bylaws (or any portion, including words or phrases, thereof) or the application of any provision (or any portion, including words or phrases, thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect under applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, which unaffected provisions (or portions thereof) shall remain valid, legal and enforceable to the fullest extent permitted by law. The section titles contained in these bylaws are for convenience only and shall be without substantive meaning or content of any kind whatsoever.
Section 8.    Writing and Signing; Electronic Transmission. Whenever any provision of these bylaws specifies that a writing is required or permitted to take action or to give notice, such action or notice may also be accomplished by electronic transmission. Electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. If an electronic transmission is used to satisfy any provision of these bylaws that specifies that a writing is required or permitted to take action or to give notice and these bylaws require that such writing be signed by a particular person, such electronic transmission need not be signed but must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by that person.
An electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the director or stockholder of such specific posting, upon the later of (a) such posting or (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director or stockholder.
ARTICLE IX
AMENDMENTS
Section 1.    Amendments. These bylaws may be amended or repealed by the vote of a majority of the directors present at any meeting at which a quorum is present or by the affirmative vote of the holders of not less than a majority of the total number of votes entitled to be cast generally in the election of directors.